Exhibit 99.1

WASTE INDUSTRIES USA, INC. Reports Fourth Quarter and Full Year 2007 Financial Results

Raleigh, NC, Tuesday, March 4, 2008 — Waste Industries USA, Inc. (NASDAQ: WWIN), a regional, non-hazardous solid waste services company, today reported preliminary financial results for the fourth quarter and full year ended December 31, 2007.

For the quarter ended December 31, 2007, revenue increased 4.4% to $84.7 million, compared to $81.1 million for the quarter ended December 31, 2006. The quarterly operating results were negatively impacted by costs related to the Company’s proposed going private transaction. Operating income for the fourth quarter 2007 decreased 16.1% to $10.0 million, compared to $12.0 million for the same period in 2006. Income from continuing operations for the fourth quarter 2007 was $5.1 million, or $0.36 per diluted share, a 2.5% decrease from income from continuing operations of $5.2 million, or $0.37 per diluted share, for the fourth quarter of 2006. Net income was $5.1 million, or $0.36 per diluted share, for the quarter ended December 31, 2007, compared to $5.4 million, or $0.38 per diluted share, for the same period in 2006.

The current period results were affected by the following:

-	Professional fees were $1.7 million higher related to the proposed going private transaction ($1.2 million, net of income taxes, or $0.08 per diluted share); and
-	A more favorable income tax rate of 33.2% for the current quarter due to FASB Interpretation No. 48 (“FIN 48”) and deferred tax adjustments compared to 47.1% for the prior year period, which was impacted by deferred tax adjustments.

For the year ended December 31, 2007, revenue increased 4.0% to $340.7 million, compared to $327.5 million for the same period in 2006. The 2007 operating results were negatively impacted by costs related to the Company’s proposed going private transaction. Operating income increased 17.2% to $47.4 million, compared to $40.4 million for the year ended December 31, 2006. Income from continuing operations was $23.5 million, or $1.66 per diluted share, a 38.5% increase from income from continuing operations of $17.0 million, or $1.21 per diluted share, for the year ended December 31, 2006. Income from discontinued operations (net of income taxes) was $0.2 million, or $0.01 per share, for the year ended December 31, 2007, compared to $2.3 million, or $0.16 per diluted share, for the same period in 2006, primarily due to a gain on sale of the Company’s Jacksonville, Florida landfill operation in April 2006. Net income was $23.7 million, or $1.67 per diluted share, for the year ended December 31, 2007, compared to $19.3 million, or $1.37 per diluted share, for the same period in 2006.

The total year results were affected by the following:

-	Professional fees were $1.9 million higher related to the proposed going private transaction ($1.2 million, net of income taxes, or $0.08 per diluted share); and
-	A more favorable income tax rate of 37.8% for 2007 due to FIN 48 and deferred tax adjustments compared to 45.9% for 2006 which was impacted by deferred tax adjustments.

Jim W. Perry, President and CEO of the Company, stated, “Our performance for the fourth quarter and 2007 was in line with our expectations. Going into 2008, we believe our operating fundamentals are well established which should help us deal with the current sluggish economy and our strong balance sheet should enable us to take advantage of any strategic growth opportunities.”

The Company will host a conference call to discuss its fourth quarter results on March 5, 2008 at 2:00 PM (Eastern Time). The call number is (877) 723-9519 and the confirmation number is 9954580. The conference call will also be broadcast live over the Internet at http://www.wasteindustries.com under the “Investor Relations” tab. A replay of the call will be available through March 19, 2008 and may be accessed by calling (888) 203-1112 and using confirmation number 9954580.

Waste Industries USA, Inc. is a vertically integrated solid waste services company that provides collection, transfer, disposal and recycling services to commercial, industrial and residential customer locations in the states of North Carolina, South Carolina, Virginia, Tennessee, Mississippi and Georgia.

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the statement will include words such as the Company “believes,” “anticipates,” “expects” or words of similar import. Similarly, statements that describe the Company’s future performance plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to risks and uncertainties, such as risks in the development and operation of landfills, fuel prices, managing growth, economic trends and weather that could cause actual results to differ materially from those currently anticipated. Consider these factors carefully in evaluating the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings.

WASTE INDUSTRIES USA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2007	2006	2007
Revenues:
Service revenues	$80,761	$84,398	$326,447	$339,599
Equipment sales	358	260	1,098	1,069

Total revenues	81,119	84,658	327,545	340,668

Operating costs and expenses:
Operating (exclusive of depreciation and amortization shown below)	50,261	54,087	212,171	215,006
Cost of equipment sales	234	141	666	629
Selling, general and administrative	10,712	12,761	43,167	47,509
Depreciation and amortization	8,233	8,336	32,093	31,751
Gain on sale of property and equipment and other assets	(500)	(707)	(1,189)	(1,624)
Impairment of property and equipment and other assets	208	—	223	16

Total operating costs and expenses	69,148	74,618	287,131	293,287

Operating income	11,971	10,040	40,414	47,381

Interest expense	2,321	2,453	9,608	9,871
Interest income	(49)	(42)	(181)	(126)
Other	(192)	(3)	(418)	(193)

Total other expense, net	2,080	2,408	9,009	9,552

Income from continuing operations before income taxes	9,891	7,632	31,405	37,829
Income tax expense	4,662	2,532	14,416	14,301

Income from continuing operations	5,229	5,100	16,989	23,528

Discontinued operations:
Income from discontinued operations, net of income taxes	147	6	2,292	153

Net income	$5,376	$5,106	$19,281	$23,681

Earnings per share:

Basic:
Income from continuing operations	$0.38	$0.36	$1.22	$1.67
Income from discontinued operations	0.01	—	0.17	0.01

Net income	$0.39	$0.36	$1.39	$1.68

Diluted:
Income from continuing operations	$0.37	$0.36	$1.21	$1.66
Income from discontinued operations	0.01	—	0.16	0.01

Net income	$0.38	$0.36	$1.37	$1.67

Weighted-Average Number Of Shares Outstanding:
Basic	13,951	14,158	13,871	14,088
Diluted	14,145	14,244	14,043	14,196

WASTE INDUSTRIES USA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	December 31, 2006	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$1,656	$4,361
Receivables, net	36,408	35,129
Other	5,013	12,332

Total current assets	43,077	51,822

Property and equipment, net	218,039	234,034
Intangible assets, net	104,950	118,766
Other noncurrent assets	4,213	4,411

Total assets	$370,279	$409,033

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$7,143	$7,143
Accounts payable—trade	13,318	15,703
Other accrued liabilities and deferred revenues	22,725	28,165

Total current liabilities	43,186	51,011

Long-term debt, net of current maturities	150,069	157,926
Deferred taxes and related contingencies	23,513	27,121
Other long-term liabilities	7,640	9,586

Total liabilities	224,408	245,644

Shareholders’ equity:	145,871	163,389

Total liabilities and shareholders’ equity	$370,279	$409,033

WASTE INDUSTRIES USA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Twelve Months Ended December 31,
	2006	2007
Operating Activities:
Net income	$19,281	$23,681
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32,220	31,751
Landfill accretion expense	824	727
Amortization of debt issuance costs	513	409
Impairment of property, equipment and other assets	223	16
Gain on sale of property, equipment and other assets	(1,189)	(1,624)
Gain on sale of discontinued collection and disposal operations	(2,282)	(153)
Stock compensation expense	612	867
Deferred income taxes	2,381	1,963
Change in fair value of commodity hedges	644	1,224
Provision for doubtful accounts	1,557	2,022
Changes in assets and liabilities, net of effects from acquisition and disposition of operations	(9,718)	3,457

Net cash provided by operating activities	45,066	64,340

Investing Activities:
Acquisitions of operations	(6,190)	(24,171)
Purchases of property and equipment	(41,154)	(36,886)
Proceeds from sale of discontinued collection and disposal operations	16,354	270
Proceeds from sale of property, equipment and other assets	2,209	2,936
Increase in restricted cash	(728)	(6,621)
Other	(179)	(109)

Net cash used in investing activities	(29,688)	(64,581)

Financing Activities:
Proceeds from issuance of long-term debt	44,000	72,000
Principal payments of long-term debt	(55,245)	(64,143)
Payment of dividends	(5,283)	(7,198)
Principal payments of capital lease obligations	(441)	(213)
Financing costs	(579)	(191)
Excess tax benefit from stock option exercises	346	302
Net proceeds from exercise of stock options	1,905	2,389

Net cash provided by (used in) financing activities	(15,297)	2,946

Increase in cash and cash equivalents	81	2,705
Cash and cash equivalents, beginning of period	1,575	1,656

Cash and cash equivalents, end of period	$1,656	$4,361

Supplemental disclosures of cash flow information:
Cash paid for interest, net of capitalized interest	$9,042	$10,699

Cash paid for income taxes	$18,383	$13,209

EARNINGS RELEASE - SUPPLEMENTAL DATA (dollars in thousands)

	YEAR ENDED
REVENUE Margins	12/31/06	12/31/07
Operating expenses including cost of equipment sales	65.0%	63.3%
S G & A	13.2%	13.9%
Depreciation and amortization	9.8%	9.3%
Interest expense, net	2.9%	2.9%
Income from continuing operations (pre-tax)	9.6%	11.1%
Income tax expense	4.4%	4.2%
Income from continuing operations	5.2%	6.9%

SERVICE REVENUE MIX
Collection:
Industrial	$89,933	$88,241
Commercial	91,555	96,221
Residential	74,933	81,218
Disposal and transfer	46,285	48,375
Recycling service	4,719	4,422
Recycled commodity sales	3,941	4,739
Other	15,081	16,383

Total Service Revenue	$326,447	$339,599

OPERATING INCOME BEFORE DEPRECIATION, AMORTIZATION AND ACCRETION*
Operating income	$40,414	$47,381
Accretion	824	727
Depreciation and amortization	32,093	31,751

Operating income before depreciation, amortization and accretion	$73,331	$79,859

CAPITAL EXPENDITURES DETAIL	YTD 06	YTD 07
Collection & Transportation	$29,432	$22,244
Landfill Development	11,722	14,642

Total capital expenditures	$41,154	$36,886

FREE CASH FLOW RECONCILIATION *
Net cash provided by operating activities	$45,066	$64,340
Less: Capital expenditures	(41,154)	(36,886)
Plus: Proceeds from disposal of assets	2,209	2,936

Free cash flow	$6,121	$30,390

DEBT TO TOTAL CAPITAL	12/31/06	12/31/07
(includes capital leases)	51.9%	50.3%

TOTAL LIABILITIES TO EQUITY	1.5	1.5

DAYS SALES OUTSTANDING	34	28

SERVICE REVENUE GROWTH	Q4 2007	YTD 2007
Price	-0.1%	2.2%
Volume	-0.1%	-1.5%
Energy surcharge	1.7%	0.3%

Total internal growth	1.5%	1.0%
Recycling commodities	-0.2%	0.2%
Acquisitions	3.2%	2.8%

Total service revenue growth	4.5%	4.0%

*	Operating income before depreciation, amortization and accretion and free cash flow are considered non-GAAP financial measures. The Company defines free cash flow as cash flows from operating activities less capital expenditures plus proceeds from the sale of property and equipment and other assets. Operating income before depreciation, amortization and accretion and free cash flow do not represent, and should not be considered as, an alternative to net income or cash flows from operating, investing and financing activities, each as determined in accordance with GAAP. The Company’s definitions of operating income before depreciation, amortization and accretion and free cash flow might not be comparable to similarly titled measures reported by other companies. The Company believes that the presentation of operating income before depreciation, amortization and accretion is useful to investors because it provides important information of the Company’s operating performance exclusive of certain non-cash costs. The Company has included information concerning free cash flow because it believes it provides additional information for determining its ability to meet debt service requirements and that this measure is an indicator upon which the Company, its lenders and some investors assess its financial performance and its capacity to service debt. The Company therefore interprets free cash flow trends as a measure of its liquidity.